UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2022

AMERISAFE, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	000-51520	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMSF	Nasdaq Stock Market LLC

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2022, the Board of Directors (the “Board”) of AMERISAFE, Inc. (the “Company”) appointed Anastasios (Andy) Omiridis, age 54, as the Company’s Executive Vice President and Chief Financial Officer, effective September 1, 2022. As previously reported, he will replace Neal Fuller who announced his intention to retire in December 2021.

Since 2019, Mr. Omiridis has served as Senior Vice President, Deputy Chief Financial and Principal Accounting Officer of Kemper Corporation. From 2017 through 2019, Mr. Omiridis served as Senior Vice President and Chief Financial Officer of Chubb Life & CFO for Huatai Life JV. From 2012 through 2019, Mr. Omiridis was Senior Vice President and Chief Accounting Officer for ARGO Limited.

In connection with his appointment as an executive officer of the Company, the Company has entered into an employment agreement with Mr. Omiridis. The employment agreement is substantially similar to the employment agreements between the Company and each of the Company’s other executive officers.

The employment agreement has an initial term of three years. The term is automatically extended for an additional one-year period unless either party provides notice not to extend the term at least 30 days prior to the expiration date. The agreement provides for an annual base salary of not less than $450,000. Mr. Omiridis is also eligible to participate in the Company’s incentive plans and receive employee benefits provided to other executive officers of the Company.

Under this agreement, if the Company terminates Mr. Omiridis’s employment without cause, he will be entitled to receive cash severance compensation paid in installments, and continued health benefits, for a period of 12 months. The cash severance payment is an amount equal to his then current annual base salary plus the average annual incentive award received in the prior three years. The severance benefits exclude any long-term incentive based compensation. The employment agreement also provides that Mr. Omiridis will not engage in activities that are competitive with our business for 12 months.

In connection with his employment, the Company will make an award of restricted stock units with a value of $1,100,000 to Mr. Omiridis. The grant date of the award will be Mr. Omiridis’s first day of employment with the Company. Mr. Omiridis is expected to start on September 1, 2022. The award will be made under the Company’s 2022 Equity and Incentive Compensation Plan.

The foregoing descriptions of the employment agreement between the Company and Mr. Omiridis and his RSU award agreement are not complete and each is qualified in its entirety by reference to the full text of these agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated by reference herein.

Mr. Fuller will no longer serve as the Company’s Chief Financial Officer effective upon Mr. Omiridis’s first day of employment with the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated August 19, 2022, between the Company and Anastasios Omiridis

10.2	Form of 2022 Equity and Incentive Compensation Plan Restricted Share Units Award Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.

By:	/s/ Kathryn H. Shirley
Kathryn H. Shirley, Executive Vice
President, Chief Administrative Officer and Secretary

Date: August 25, 2022

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